Exhibit 10.49

State of California—Health and Human Services Agency	Department of Health Care Services
[LOGO]
MEDI-CAL PROVIDER AGREEMENT (To Accompany Applications for Enrollment or Continued Enrollment)*	FOR STATE USE ONLY
Do not use staples on this form or on any attachments.
Type or print clearly in ink. If you must make corrections, please line through, date, and initial in ink.
Do not leave any questions, lines, etc. blank. Enter N/A if not applicable to you.	Date

Legal name of applicant or provider (hereinafter jointly referred to as "Provider")	Business name (if different than legal name)

Medi-Cal provider number	National Provider Identifier (NPI)	Business Telephone Number
( )

Business address (number, street)	City	State	Nine-digit ZIP code

Mailing address (number, street, P.O. Box number)	City	State	Nine-digit ZIP code

Pay-to address (number, street, P.O. Box number)	City	State	Nine-digit ZIP code

Taxpayer Identification Number**

  EXECUTION OF THIS PROVIDER AGREEMENT BETWEEN AN APPLICANT OR PROVIDER HEREINAFTER JOINTLY REFERRED TO AS "PROVIDER") AND THE DEPARTMENT OF HEALTH CARE SERVICES (HEREINAFTER "DHCS"), IS MANDATORY FOR PARTICIPATION OR CONTINUED PARTICIPATION AS A PROVIDER IN THE MEDI-CAL PROGRAM PURSUANT TO 42 UNITED STATES CODE, SECTION 1396a(a)(27), TITLE 42, CODE OF FEDERAL REGULATIONS, SECTION 431.107, WELFARE AND INSTITUTIONS CODE, SECTION 14043.2, AND TITLE 22, CALIFORNIA CODE OF REGULATIONS, SECTION 51000.30(a)(2).

*
Every applicant and provider must execute this Provider Agreement, except physicians, who must execute the "Medi-Cal Physician Application/Agreement," DHCS 6210.
**
The taxpayer identification number may be a Taxpayer Identification Number (TIN) or a social security number for sole proprietors.

  AS A CONDITION FOR PARTICIPATION OR CONTINUED PARTICIPATION AS A PROVIDER IN THE MEDI-CAL PROGRAM, PROVIDER AGREES TO COMPLY WITH ALL OF THE FOLLOWING TERMS AND CONDITIONS, AND WITH ALL OF THE TERMS AND CONDITIONS INCLUDED ON ANY ATTACHMENT(S) HERETO, WHICH IS/ARE INCORPORATED HEREIN BY REFERENCE:

1.
Term and Termination.    This Agreement will be effective from the date applicant is enrolled as a provider by DHCS, or, from the date provider is approved for continued enrollment. Provider may terminate this Agreement by providing DHCS with written notice of intent to terminate, which termination shall result in Provider's immediate disenrollment and exclusion (without formal hearing under the Administrative Procedures Act) from further participation in the Medi-Cal program unless and until such time as Provider is re-enrolled by DHCS in the Medi-Cal program. DHCS may immediately terminate this Agreement for cause if Provider is suspended/excluded for any of the reasons set forth in Paragraph 25(a) below, which termination will result in Provider's immediate disenrollment and exclusion (without formal hearing under the Administrative Procedures Act) from further participation in the Medi-Cal program. During any period in which the provider is on provisional provider status or preferred provisional provider status, DHCS may terminate this agreement for any of the grounds stated in Welfare and Institutions Code Section 14043.27(c).

2.
Compliance With Laws and Regulations.    Provider agrees to comply with all applicable provisions of Chapters 7 and 8 of the Welfare and Institutions Code (commencing with Sections 14000 and 14200), and any applicable rules or regulations promulgated by DHCS pursuant to these Chapters. Provider further agrees that if it violates any of the provisions of Chapters 7 and 8 of the Welfare and Institutions Code, or any other regulations promulgated by DHCS pursuant to these Chapters, it may be subject to all sanctions or other remedies available to DHCS. Provider further agrees to comply with all federal laws and regulations governing and regulating Medicaid providers.

3.
Forbidden Conduct.    Provider agrees that it shall not engage in conduct inimical to the public health, morals, welfare and safety of any Medi-Cal beneficiary, or the fiscal integrity of the Medi-Cal program.

4.
Nondiscrimination.    Provider agrees that it shall not exclude or deny aid, care, service or other benefits available under Medi-Cal or in any other way discriminate against a person because of that person's race, color, ancestry, marital status, national origin, gender, age, economic status, physical or mental disability, political or religious affiliation or beliefs in accordance with California and federal laws. Provider further agrees that it shall provide aid, care, service, or other benefits available under Medi-Cal to Medi-Cal beneficiaries in the same manner, by the same methods, and at the same scope, level, and quality as provided to the general public.

5.
Scope of Health and Medical Care.    Provider agrees that the health care services it provides may include diagnostic, preventive, corrective, and curative services, goods, supplies, and merchandise essential thereto, provided by qualified personnel for conditions that cause suffering, endanger life, result in illness or infirmity, interfere with capacity for normal activity, including employment, or for conditions which may develop into some significant handicap or disability. Provider further agrees such health care services may be subject to prior authorization to determine medical necessity.

6.
Licensing.    Provider agrees to possess at the time this Agreement becomes effective, and to maintain in good standing throughout the term of this Agreement, valid and unexpired license(s), certificate(s), or other approval(s) to provide health care services, which is appropriate to the services, goods, supplies, and merchandise being provided, if required by the state or locality in which Provider is located, or by the Federal Government. Provider further agrees that DHCS shall automatically suspend Provider as a provider in the Medi-Cal program pursuant to Welfare and Institutions Code, Section 14043.6, if Provider has license(s), certificate(s), or other approval(s) to provide health care services, which are revoked or suspended by a federal, California, or another state's licensing, certification, or approval authority, has otherwise lost that/those license(s), certificate(s), or approval(s), or has surrendered that/those license(s), certificate(s), or approval(s) while a disciplinary hearing on that/those license(s), certificate(s), or approval(s) was pending. Such suspension shall be effective on the date that Provider's license, certificate, or approval was revoked, suspended, lost, or surrendered. Provider further agrees to notify DHCS within ten business days of learning that any restriction has been placed on, or of a suspension of Provider's license, certificate, or other approval to provide health care. Provider further agrees to provide DHCS complete information related to any restriction to, or revocation or loss of, Provider's license, certificate, or other approval to provide health care services.

7.
Insurance.    Provider agrees to possess at the time this Agreement becomes effective, and to maintain in good standing throughout the term of this Agreement, liability insurance for the business address and, if a licensed practitioner, professional liability (malpractice) insurance coverage from an authorized insurer pursuant to Section 700 of the Insurance Code.

8.
Record Keeping and Retention.    Provider agrees to make, keep and maintain in a systematic and orderly manner, and have readily retrievable, such records as are necessary to fully disclose the type and extent of all services, goods, supplies, and merchandise provided to Medi-Cal beneficiaries, including, but not limited to, the records described in Section 51476 of Title 22, California Code of Regulations, and the records described in Section 431.107 of Title 42 of the Code of Federal Regulations. Provider further agrees that such records shall be made at or near the time at which the services, goods, supplies, and merchandise are delivered or rendered, and that such records shall be retained by Provider in the form in which they are regularly kept for a period of three years from the date the goods, supplies, or merchandise were delivered or the services rendered.

9.
DHCS, AG and Secretary Access to Records; Copies of Records.    Provider agrees to make available, during regular business hours, all pertinent financial records, all records of the requisite insurance coverage, and all records concerning the provision of health care services to Medi-Cal beneficiaries to any duly authorized representative of DHCS, the California Attorney General's Medi-Cal Fraud Unit ("AG"), and the Secretary of the United States Centers for Medicare and Medicaid Services (Secretary). Provider further agrees to provide, if requested by any of the above, copies of the records and documentation, and that failure to comply with any request to examine or receive copies of such records shall be grounds for immediate suspension of Provider from participation in the Medi-Cal program. Provider will be reimbursed for reasonable copy costs as determined by DHCS, AG or Secretary.

10.
Confidentiality of Beneficiary Information.    Provider agrees that all medical records of beneficiaries made or acquired by Provider shall be confidential and shall not be released without the written consent of the beneficiary or his/her personal representative, or as otherwise authorized by law.

11.
Disclosure of Information to DHCS.    Provider agrees to disclose all information as required in Federal Medicaid laws and regulations and any other information required by DHCS, and to respond to all requests from DHCS for information. Provider further agrees that the failure of Provider to disclose the required information, or the disclosure of false information shall, prior to any hearing, result in the denial of the application for enrollment or shall be grounds for termination of enrollment status or suspension from the Medi-Cal program, which shall include deactivation of all provider numbers used by Provider to obtain reimbursement from the Medi-Cal program. Provider further agrees that all bills or claims for payment to DHCS by Provider shall not be due and owing to Provider for any period(s) for which information was not reported or was reported falsely to DHCS. Provider further agrees to reimburse those Medi-Cal funds received during any period for which information was not reported, or reported falsely, to DHCS.

12.
Background Check.    Provider agrees that DHCS may conduct a background check on Provider for the purpose of verifying the accuracy of the information provided in the application and in order to prevent fraud or abuse. The background check may include, but not be limited to, the following: (1) on-site inspection prior to enrollment; (2) review of medical and business records; and, (3) data searches.

13.
Unannounced Visits By DHCS, AG and Secretary.    Provider agrees that DHCS, AG and/or Secretary may make unannounced visits to Provider, at any of Provider's business locations, before, during or after enrollment, for the purpose of determining whether enrollment, continued enrollment, or certification is warranted, to investigate and prosecute fraud against the Medi-Cal program, to investigate complaints of abuse and neglect of patients in health care facilities receiving payment under the Medi-Cal program, and/or as necessary for the administration of the Medi-Cal program and/or the fulfillment of the AG's powers and duties under Government Code Section 12528. Premises subject to inspection include billing agents, as defined in Welfare and Institutions Code Section 14040.1. Failure to permit inspection by DHCS, AG or Secretary or any agent, investigator or auditor thereof, shall be grounds for immediate suspension of provider from participation in the Medi-Cal program.

14.
Provider Fraud and Abuse.    Provider agrees that it shall not engage in or commit fraud or abuse. "Fraud" means an intentional deception or misrepresentation made by a person with the knowledge that the deception could result in some unauthorized benefit to himself or herself or some other person. It includes any act that constitutes fraud under applicable federal or state law. "Abuse" means either: (1) practices that are inconsistent with sound fiscal or business practices and result in unnecessary cost to the Medicare program, the Medi-Cal program, another state's Medicaid program, or other health care programs operated, or financed in whole or in part, by the Federal Government or any state or local agency in this state or any other state; (2) practices that are inconsistent with sound medical practices and result in reimbursement by the Medi-Cal program or other health care programs operated, or financed in whole or in part, by the Federal Government or any state or local agency in this state or any other state, for services that are unnecessary or for substandard items or services that fail to meet professionally recognized standards for health care.

15.
Investigations of Provider for Fraud or Abuse.    Provider certifies that, at the time this Agreement was signed, it was not under investigation for fraud or abuse pursuant to Subpart A (commencing with Section 455.12) of Part 455 of Title 42 of the Code of Federal Regulations or under investigation for fraud or abuse by any other government entity. Provider further agrees to notify DHCS within ten business days of learning that it is under investigation for fraud or abuse. Provider further agrees that it shall be subject to temporary suspension pursuant to Welfare and Institutions Code, Section 14043.36(a), which shall include temporary deactivation of all provider numbers used by Provider to obtain reimbursement from the Medi-Cal program, if it is discovered by DHCS that Provider is under investigation for fraud or abuse. Provider further agrees to cooperate with and assist DHCS and any state or federal agency charged with the duty of identifying, investigating, sanctioning, or prosecuting suspected fraud and abuse.

16.
Provider Fraud or Abuse Convictions and/or Civil Fraud or Abuse Liability.    Provider certifies that it and its owners, officers, directors, employees, and agents, has not: (1) been convicted of any felony or misdemeanor involving fraud or abuse in any government program, within the last ten years; or (2) been convicted of any felony or misdemeanor involving the abuse of any patient; or (3) been convicted of any felony or misdemeanor substantially related to the qualifications, functions, or duties of a provider; or (4) entered into a settlement in lieu of conviction for fraud or abuse, within the last ten years; or, (5) been found liable for fraud or abuse in any civil proceeding, within the last ten years. Provider further agrees that DHCS shall not enroll Provider if within the last ten years, Provider has been convicted of any felony or any misdemeanor involving fraud or abuse in any government program, has entered into a settlement in lieu of conviction for fraud or abuse, or has been found liable for fraud or abuse in any civil proceeding.

17.
Changes to Provider Information.    Provider agrees to keep its application for enrollment in the Medi-Cal program current by informing DHCS, Provider Enrollment Division, in writing on a form or forms to be specified by DHCS, within 35 days of any changes to the information contained in its application for enrollment, its disclosure statement, this Agreement, and/or any attachments to these documents.

18.
Prohibition of Rebate, Refund, or Discount.    Provider agrees that it shall not offer, give, furnish, or deliver any rebate, refund, commission preference, patronage dividend, discount, or any other gratuitous consideration, in connection with the rendering of health care services to any Medi-Cal beneficiary. Provider further agrees that it shall not solicit, request, accept, or receive, any rebate, refund, commission preference, patronage dividend, discount, or any other gratuitous consideration, in connection with the rendering of health care services to any Medi-Cal beneficiary. Provider further agrees that it will not take any other action or receive any other benefit prohibited by state or federal law.

19.
Payment From Other Health Coverage Prerequisite to Claim Submission.    Provider agrees that it shall first seek to obtain payment for services provided to Medi-Cal beneficiaries from any private or public health insurance coverage to which the beneficiary is entitled, where Provider is aware of this coverage and to the extent the coverage extends to these services, prior to submitting a claim to DHCS for the payment of any unpaid balance for these services. In the event that a claim submitted to a private or public health insurer has not been paid within 90 days of billing by Provider, Provider may submit a claim to DHCS.

20.
Beneficiary Billing.    Provider agrees that it shall not submit claims to or demand or otherwise collect reimbursement from a Medi-Cal beneficiary, or from other persons on behalf of the beneficiary, for any service included in the Medi-Cal program's scope of benefits in addition to a claim submitted to the Medi-Cal program for that service, except to: (1) collect payments due under a contractual or legal entitlement pursuant to Welfare and Institutions Code, Section 14000(b); (2) bill a long-term care patient for the amount of his/her liability; and, (3) collect a co-payment pursuant to Welfare and Institutions Code, Sections 14134 and 14134.1. Provider further agrees that, in the event that a beneficiary willfully refuses to provide current other health care coverage billing information as described in Section 50763(a)(5) of Title 22, California Code of Regulations, Provider may, upon giving the beneficiary written notice of intent, bill the beneficiary as a private pay patient.

21.
Payment From Medi-Cal Program Shall Constitute Full Payment.    Provider agrees that payment received from DHCS in accordance with Medi-Cal fee structures shall constitute payment in full, except that Provider, after making a full refund to DHCS of any Medi-Cal payments received for services, goods, supplies, or merchandise, may recover all of Provider's fees to the extent that any other contractual entitlement, including, but not limited to, a private group or indemnification insurance program, is obligated to pay the charges for the services, goods, supplies, or merchandise provided to the beneficiary.

22.
Return of Payment for Services Otherwise Covered by the Medi-Cal Program.    Provider agrees that any beneficiary who has paid Provider for health care services, goods, supplies, or merchandise otherwise covered by the Medi-Cal program received by the beneficiary shall be entitled to a prompt return from Provider of any part of the payment which meets any of the following: (1) was rendered during any period prior to the receipt of the beneficiary's Medi-Cal card, for which the card authorizes payment under Welfare and Institutions Code, Sections 14018 or 14019; (2) was reimbursed to Provider by the Medi-Cal program, following audits and appeals to which Provider is entitled; (3) is not payable by a third party under contractual or other legal entitlement; (4) was not used by the beneficiary to satisfy his/her paid or obligated liability for health care services, goods, supplies, or merchandise, or to establish eligibility.

23.
Compliance With Billing and Claims Requirements.    Provider agrees that it shall comply with all of the billing and claims requirements set forth in the Welfare and Institutions Code and its implementing regulations, and the provider manual.

24.
Deficit Reduction Act of 2005, Section 6032 Implementation.    As a condition of payment for services, goods, supplies and merchandise provided to beneficiaries in the Medical Assistance Program ("Medi-Cal"), providers must comply with the False Claims Act employee training and policy requirements in 1902(a) of the Social Security Act (42 USC 1396a(a)(68)), set forth in that subsection and as the federal Secretary of Health and Human Services may specify.

25.
Termination of Provisional Provider or Preferred Provisional Provider Status. Provider agrees that, while it is on provisional provider status or preferred provisional provider status, the provider will be subject to immediate termination of its provisional provider status or preferred provisional provider status and disenrollment from the Medi-Cal program in the following circumstances:

(1)
The provider, persons with an ownership or control interest in the provider, or persons who are directors, officers, or managing employees of the provider have been convicted of any felony, or convicted of any misdemeanor involving fraud or abuse in any government program, related to neglect or abuse of a patient in connection with the delivery of a health care item or service, or in connection with the interference with, or obstruction of, any investigation into health care related fraud or abuse, or have been found liable for fraud or abuse in any civil proceeding, or have entered into a settlement in lieu of conviction for fraud or abuse in any government program within 10 years of the date of the application package.

(2)
There is a material discrepancy in the information provided to the department, or with the requirements to be enrolled, that is discovered after provisional provider status or preferred provisional provider status has been granted and that cannot be corrected because the discrepancy occurred in the past.

(3)
The provider has provided material information that was false or misleading at the time it was provided.

(4)
the provider failed to have an established place of business at the business address for which the application package was submitted at the time of any onsite inspection, announced or unannounced visit, or any additional inspection or review conducted pursuant to this article or a statute or regulation governing the Medi-Cal program, unless the practice of the provider's profession or delivery of services, goods, supplies, or merchandise is such that services, goods supplies, or merchandise are rendered or delivered at locations other than the business address and this practice of delivery of services, goods, supplies, or merchandise has been disclosed in the application package approved by the department when the provisional provider status of preferred provisional provider status was granted.

(5)
The provider meets the definition of a clinic under Section 1200 of the Health and Safety Code, but is not licensed as a clinic pursuant to Chapter 1 (commencing with Section 1200) of Division 2 of the Health and Safety Code and fails to meet the requirements to qualify for at least one exemption pursuant to Section 1206 or 1206.1 of the Health and Safety Code.

  (6)
  The provider performs clinical laboratory tests or examinations, but it or its personnel do not meet CLIA, and the regulations adopted thereunder, and the state clinical laboratory law, do not possess valid CLIA certificates and clinical laboratory registrations or licenses pursuant to Chapter 3 (commencing with Section 1200) of Division 2 of the Business and Professions Code, or are not exempt from licensure as a clinical laboratory under Section 1241 of the Business and Professions Code.

  (7)
  The provider fails to possess either of the following:

  (a)
  The appropriate licenses, permits, certificates, or other approvals needed to practice the profession or occupation, or provide the services, goods, supplies, or merchandise the provider identified in the application package approved by the department when the provisional provider status or preferred provisional provider status was granted and for the location for which the application was submitted.

  (b)
  The business or zoning permits or other approval necessary to operate a business at the location identified in its application package approved by the department when the provisional provider status or preferred provisional provider status was granted.

  (8)
  The provider, or if the provider is a clinic, group, partnership, corporation, or other association, any officer, director, or shareholder with a 10 percent or greater interest in that organization, commits two or more violations of the federal or state statues or regulation governing the Medi-Cal program, and the violations demonstrate a pattern or practice of fraud, abuse, or provision of unnecessary or substandard medical services.

  (9)
  The provider commits any violation of a federal or state statute or regulation governing the Medi-Cal program or of a statute or regulation governing the provider's profession or occupation and the violation represents a threat of immediate jeopardy or significant harm to any Medi-Cal beneficiary or to the public welfare.

  (10)
  The provider submits claims for payment that subject a provider to suspension under Section 14043.61.

  (11)
  The provider submits claims for payment for services, goods, supplies, or merchandise rendered at a location other than the location for which the provider number was issued, unless the practice of the provider's profession or delivery of services, goods, supplies, or merchandise is such that services, goods, supplies, or merchandise are rendered or delivered at locations other than the business address and this practice or delivery of services, goods, supplies, or merchandise has been disclosed in the application package approved by the department when the provisional provider status was granted.

  (12)
  The provider has not paid its fine, or has a debt due and owing, including overpayments and penalty assessments, to any federal, state, or local government entity that relates to Medicare, Medicaid, Medi-Cal, or any other federal or state health care program, and has not made satisfactory arrangements to fulfill the obligation or otherwise been excused by legal process from fulfilling the obligation.

26.
Provider Suspension; Appeal Rights; Reinstatement.    Provider agrees that it is to be subject to the following suspension actions. Provider further agrees that the suspension by DHCS of Provider shall include deactivation of all of Provider's provider numbers and shall preclude Provider from submitting claims for payment, either personally or through claims submitted by any individual, clinic, group, corporation, or other association to the Medi-Cal program for any services, supplies, goods, or merchandise that provider has provided directly or indirectly to a Medi-Cal beneficiary, except for services, supplies, goods, or merchandise provided prior to the suspension.

  a.
  Automatic Suspensions/Mandatory Exclusions.    DHCS shall automatically suspend Provider under the following circumstances:

  (1)
  Upon notice from the Secretary of the United States Department of Health and Human Services that Provider has been excluded from participation in the Medicare or Medicaid programs. No administrative appeal of a suspension on this ground shall be available to Provider. (Welfare and Institutions Code, Section 14123(b),(c).)

  (2)
  If Provider has license(s), certificate(s), or other approval(s) to provide health care services, revoked or suspended by a federal, California, or another state's licensing, certification, or approval authority, has otherwise lost that/those license(s), certificate(s), or approval(s), or has surrendered that/those license(s), certificate(s), or approval(s) while a disciplinary hearing on that license, certificate, or approval was pending. (Welfare and Institutions Code, Section 14043.6.)

  (3)
  If Provider is convicted of any felony or any misdemeanor involving fraud, abuse of the Medi-Cal program or any patient, or otherwise substantially related to the qualifications, functions, or duties of a provider of service. Suspension following conviction is not subject to the proceedings under Welfare and Institutions Code, Section 14123(c). However, the director may grant an informal hearing at the request of the provider to determine in the director's sole discretion if the circumstances surrounding the conviction justify rescinding or otherwise modifying the suspension.

  b.
  Permissive Suspensions/Permissive Exclusions.    DHCS may suspend Provider under the following circumstances:

  (1)
  Provider violates any of the provisions of Chapter 7 of the Welfare and Institutions Code (commencing with Section 14000 except for Sections 14043-14044), or Chapter 8 (commencing with Section 14200) or any rule or regulations promulgated by DHCS pursuant to those provisions. Administrative appeal pursuant to Health and Safety Code, Section 100171. (Welfare and Institutions Code, Section 14123(a),(c).)

  (2)
  Provider fails to comply with DHCS' request to examine or receive copies of the books and records pertaining to services rendered to Medi-Cal beneficiaries. Administrative appeal pursuant to Health and Safety Code, Section 100171. (Welfare and Institutions Code, Section 14124.2.)

  (3)
  Provider participating in the Medi-Cal dental program provides services, goods, supplies, or merchandise that are below or less than the standard of acceptable quality, as established by the California Dental Association Guidelines for the Assessment of Clinical Quality and Professional Performance, Copyright 1995, Third Edition, as periodically amended. (Welfare and Institutions Code, Section 14123(f).)

  c.
  Temporary Suspension.    DHCS shall temporarily suspend Provider under the following circumstances:

  (1)
  Provider fails to disclose all information as required in federal Medicaid regulations or any other information required by DHCS, or discloses false information. Administrative appeal pursuant to Welfare and Institutions Code, Section 14043.65. (Welfare and Institutions Code, Section 14043.2(a).)

  (2)
  If it is discovered that Provider is under investigation for fraud or abuse. Administrative appeal pursuant to Welfare and Institutions Code, Section 14043.65. (Welfare and Institutions Code, Section 14043.36(a).)

    (3)
    Provider fails to remediate discrepancies discovered as a result of an unannounced visit to Provider. Administrative appeal pursuant to Welfare and Institutions Code, Section 14043.65. (Welfare and Institutions Code, Section 14043.7(c).)

    (4)
    When necessary to protect the public welfare or the interests of the Medi-Cal program. Administrative appeal pursuant to Health and Safety Code, Section 100171. (Welfare and Institutions Code, Section14123(c).)

    (5)
    Provider submits claims for payment under any provider number from an individual or entity that is suspended, excluded or otherwise ineligible. This includes a provider on the Suspended and Ineligible Provider List or any list published by the Office of the Inspector General or the Department of Health and Human Services. Appeal pursuant to Welfare and Institutions Code, Section 14043.65. (Welfare and Institutions Code, Section 14043.61)

27.
Liability of Group Providers.    Provider agrees that, if it is a provider group, the group, and each member of the group, are jointly and severally liable for any breach of this Agreement, and that action by DHCS against any of the providers in the provider group may result in action against all of the members of the provider group.

28.
Legislative and Congressional Changes.    Provider agrees that this Agreement is subject to any future additional requirements, restrictions, limitations, or conditions enacted by the California Legislature or the United States Congress which may affect the provisions, terms, conditions, or funding of this Agreement in any manner.

29.
Provider Capacity.    Provider agrees that Provider, and the officers, directors, employees, and agents of Provider, in the performance of this Agreement, shall act in an independent capacity and not as officers or employees or agents of the State of California.

30.
Indemnification.    Provider agrees to indemnify, defend, and save harmless the State of California, its officers, agents, and employees, from any and all claims and losses accruing or resulting to any and all persons, firms, or corporations furnishing or supplying services, materials, or supplies in connection with Provider's performance of this Agreement, and from any and all claims and losses accruing or resulting to any Medi-Cal beneficiary, or to any other person, firm, or corporation who may be injured or damaged by Provider in the performance of this Agreement.

31.
Governing Law.    This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

32.
Venue.    Venue for all actions, including federal actions, concerning this Agreement, lies in Sacramento County, California, or in any other county in which the California Department of Justice maintains an office.

33.
Titles.    The titles of the provisions of this Agreement are for convenience and reference only and are not to be considered in interpreting this Agreement.

34.
Severability.    If one or more of the provisions of this Agreement shall be invalid, illegal, void, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired. Either party having knowledge of such a provision shall promptly inform the other of the presumed nonapplicability of such provision. Should the nonapplicable provision go to the heart of this Agreement, the Agreement shall be terminated in a manner commensurate with the interests of both parties.

35.
Assignability.    Provider agrees that it has no property right in or to its status as a Provider in the Medi-Cal program or in or to the provider number(s) assigned to it, and that Provider may not assign its provider number for use as a Medi-Cal provider, or any rights and obligations it has under this Agreement except to the extent purchasing owner is joining this provider agreement with successor liability with joint and several liability.

36.
Waiver.    Any action or inaction by DHCS or any failure of DHCS on any occasion, to enforce any right or provision of this Agreement, shall not be interpreted to be a waiver by DHCS of its rights hereunder and shall not prevent DHCS from enforcing such provision or right on any future occasion. The rights and remedies of DHCS herein are cumulative and are in addition to any other rights or remedies that DHCS may have at law or in equity.

37.
Complete Integration.    This Agreement, including any attachments or documents incorporated herein by express reference, is intended to be a complete integration and there are no prior or contemporaneous different or additional agreements pertaining to the subject matter of this Agreement.

38.
Amendment.    No alteration or variation of the terms or provisions of this Agreement shall be valid unless made in writing and signed by the parties to this Agreement, and no oral understanding or agreement not set forth in this Agreement, shall be binding on the parties to this Agreement.

39.
Provider Attestation.    Provider agrees that all information it submits on the application form for enrollment, this Agreement, and all attachments or changes to either, is true, accurate, and complete to the best of Provider's knowledge and belief. Provider further agrees to sign the application form for enrollment, this Agreement, and all attachments or changes to either, under penalty of perjury under the laws of the State of California.

Provider agrees that compliance with the provisions of this agreement is a condition precedent to payment to provider.

The parties agree that this agreement is a legal and binding document and is fully enforceable in a court of competent jurisdiction. The provider signing this agreement warrants that he/she has read this agreement and understands it.

I declare under penalty of perjury under the laws of the State of California that the foregoing information is true, accurate, and complete to the best of my knowledge and belief.

I declare I am the provider or I have the authority to legally bind the provider, which is an entity and not an individual person.

1.    Printed legal name of provider

2.    Printed name of person signing this declaration on behalf of provider (if an entity or business name is listed in Item 1 above)

3.    Original signature of provider or representative if this provider is an entity other than an individual person as sole proprietor

4.    Title of person signing this declaration

5. Executed at:	on	/ /

(City)	(State)	(Date)

6.
Notary Public:

  Applicants and providers licensed pursuant to Division 2 (commencing with Section 500) of the Business and Professions Code, the Osteopathic Initiative Act, or the Chiropractic Initiative Act ARE NOT REQUIRED to have this form notarized. If notarization is required, the Certificate of Acknowledgement signed by the Notary Public must be in the form specified in Section 1189 of the Civil Code.

Privacy Statement
(Civil Code Section 1798 et seq.)

All information requested on the application, the disclosure statement, and the provider agreement is mandatory with the exception of the social security number for any person other than the person or entity for whom an IRS Form 1099 must be provided by the Department pursuant to 26 USC 6041. This information is required by the Department of Health Care Services, Provider Enrollment Division, by the authority of Welfare and Institutions Code Section 14043.2(a). The consequences of not supplying the mandatory information requested are denial of enrollment as a Medi-Cal provider or denial of continued enrollment as a provider and deactivation of all provider numbers used by the provider to obtain reimbursement from the Medi-Cal program. The consequence of not supplying the voluntary social security number information requested is delay in the application process while other documentation is used to verify the information supplied. Any information provided will be used to verify eligibility to participate as a provider in the Medi-Cal program. Any information may also be provided to the State Controller's Office, the California Department of Justice, the Department of Consumer Affairs, the Department of Corporations, or other state or local agencies as appropriate, fiscal intermediaries, managed care plans, the Federal Bureau of Investigation, the Internal Revenue Service, Medicare Fiscal Intermediaries, Centers for Medicare and Medicaid Services, Office of the Inspector General, Medicaid, and licensing programs in other states. For more information or access to records containing your personal information maintained by this agency, contact the Provider Enrollment Division at (916) 323-1945, or contact Denti-Cal at (800) 423-0507.